UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2010

AMERICA’S SUPPLIERS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-27012	27-1445090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7575 E. Redfield Rd.
Suite 201
Scottsdale, AZ 85260
(Address of principal executive offices) (Zip code)

480-922-8155
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2010, America’s Suppliers, Inc. (the “Company”) entered into an employment agreement, with Michael Moore (the “Moore Agreement”) pursuant to which Mr. Moore will continue to serve as Chief Financial Officer and Secretary of DollarDays International, Inc., a wholly-owned subsidiary of the Company (“DollarDays”) and Chief Financial Officer and Secretary of Wow My Universe, Inc., a wholly-owned subsidiary of the Company (“Wow”).  The Moore Agreement has a two year term and provides for a base salary of $10,000 per month.  In addition, the Moore Agreement provides for a bonus of $5,000 cash compensation in the event DollarDays achieves 100% of certain performance milestones established by the Board.  In the event the Moore Agreement is terminated by the Company or Mr. Moore for any reason or no reason (other than for Cause, as defined in the Moore Agreement), Mr. Moore shall receive all compensation due as of the termination date and severance equal to nine (9) months’ base salary.  A copy of the Moore Agreement is attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, dated November 30, 2010, by and between America’s Suppliers, Inc. and Michael Moore.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICA’S SUPPLIERS, INC.

Dated: November 30, 2010	By:	/s/ Marc Joseph
Name: Marc Joseph
Title: President